UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 20, 2013

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 7th Ave, 39th Floor
New York, NY 10123
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 974-3435

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 20, 2013 (the “Effective Date”), Green Energy Management Services Holdings, Inc. (the “Company”) sold to Titanium Construction Services, Inc. (the “Investor”) 12 units of the Company’s securities (the “Units”) at a purchase price of $10,000 per Unit (the “Purchase Price”), for aggregate gross proceeds of $120,000.  Each Unit consists of (i) Company’s Promissory Note in the principal amount of $10,000 (collectively the “Note”), and (ii) one hundred (100) shares of preferred stock of the Company, $0.0001 par value per share (the “Preferred Stock”, and together with the Notes, the “Securities”), with each share of Preferred Stock convertible at any time prior to the 2nd anniversary of their issuance date, in whole or in part, at the Investor’s option, into 500 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), without the payment of additional consideration (the “Conversion Shares”).  As a result, the Company issued to the Investor a Note in the principal amount of $120,000 and 1,200 shares of Series A Convertible Preferred Stock (as describe below).  The Company plans to use the net proceeds of the sale of the Securities as general working capital.

The Note bears a 16.5% interest rate and matures 2 years from the date of issuance, provided that for each share of Preferred Stock that is converted by the Investor pursuant to its terms, the outstanding principal amount of the Note shall be automatically reduced by an amount equal to (x) $100 for (y) each one (1) converted share of Preferred Stock.  The interest payable on the Note will accrue until the earlier of payment or conversion of the corresponding part of the shares of Preferred Stock and will be payable in cash, or at the discretion of the Investor, in shares of Common Stock (the “Interest Shares”) at a conversion price of $0.20 per share (subject to adjustment as provided in the Note).  The Company may prepay at any time any portion of the principal amount of the Note.  The Note contains customary events of default upon the occurrence of which, subject to any cure period, the full principal amount of the Note, together with any other amounts owing in respect thereof, to the date of such event of default, shall become immediately due and payable without any action on the part of the Investor.  The Conversion Shares and the Interest Shares have piggyback registration rights.

In connection with the sale of the Preferred Stock to the Investor, on November 26, 2013, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.  Pursuant to the terms of the Certificate of Designation, among other things:

•
the Company designated a series of its Preferred Stock as Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”) and the number of shares so designated was 50,000;

•	the holders of Series A Convertible Preferred Stock are not entitled to any preferential payments by reason of their ownership thereof;

•
except as provided by law or by the other provisions of the Company’s Certificate of Incorporation, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders of Series A Preferred Stock are not entitled to vote on such matters (until their Series A Preferred Stock is converted into Common Stock);

•	the holders of Series A Convertible Preferred Stock have conversion rights as summarized above; and

•
the number of shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock is subject to adjustment in the event of any change in the Common Stock, including changes by reason of stock dividends, stock splits, reclassifications, mergers, consolidations or other changes in the capitalization of Common Stock.

A copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, is filed as Exhibit 3.1 to this Current Report on Form 8-K.  The disclosure contained in this Item 1.01 does not purport to be a complete description of the Certificate of Designation and is qualified in its entirety by reference to the Certificate of Designation, which is incorporated herein by reference.

The sale of the securities described herein were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchaser of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends were affixed to the securities issued described above.  The purchaser of the securities represented and warranted, among other things, that it was an accredited investor within the meaning of Regulation D, that it had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company and it had the ability to bear the economic risks of the investment, and that it had adequate access to information about the Company.

In connection with the sale of the Units, as of the Effective Date, the Company and the Investor also entered into an Exclusive Joint Referral Partner Agreement (the “Agreement”).  Pursuant to the Agreement, the Company granted to the Investor the exclusive right to perform construction management services for the Company in the states of New York, New Jersey and Connecticut, and the Investor agreed to provide to the Company certain construction management services (including marketing expertise, introduction to business opportunities and energy efficiency programs, analysis of the Company’s industry and competitors, assistance in developing corporate partnerships relationships and development of a collaborative joint marketing program, and such other assistance and advise with respect to the services that the Investor is currently providing or may provide in the future as the Company may request (collectively, the “Services”).

As compensation for the Services, the Company agreed to pay the Investor a consulting fee in the amount of up to 10% of the Net Revenue (as defined in the Agreement) the Company receives from the projects that it is directly introduced to by the Investor (excluding opportunities currently available to the Company).  In lieu of such fee, the Company may offer to the Investor the option, at the Investor’s sole discretion, to receive the fee in the form of shares of Common Stock for up to 20% of the fee.  The price per share of Common Stock shall be valued based on a 20% discount to the volume weighted average price during the 30 days preceding such payment date.  The Investor also agreed to pay the Company a sales fee not to exceed 10% of the net amount of revenues (as provided in the Agreement) the Investor receives from renovation, construction, development, construction management or other construction agreements that are entered into by the Investor as a result of a direct introduction by the Company (excluding opportunities currently available to the Investor).

As part of its efforts to further implement its business strategy, the Company may institute in the future an advisory board to assist the Company’s Chief Executive Officer in implementation of the Company’s business strategy.  In connection with the Agreement, the Company agreed that, within 30 days of the Effective Date, the Investor may appoint 1 member to the Company’s advisory board, subject to the approval of such appointment by the then current Chairman of the Advisory Board.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: November 26, 2013	By:	/s/ John Tabacco
Name: John Tabacco
Title: President and Chief Executive Officer